UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HUNTSMAN CORPORATION
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Huntsman Corporation New Ownership, Winning Strategy Continues June 26, 2007

Key Points Transaction Announcement: June 26, 2007 Expected Close: 4th Quarter 2007 Aquiror: Basell Consideration: $25.25 per share in cash Closing Conditions: Huntsman shareholder approval and required regulatory approvals Transaction Value: $9.6 billion, including assumption of debt

Corporate Structure Huntsman becomes a wholly-owned subsidiary of Basell, a private company owned by Access Industries

Combination Rationale Leading Global chemical company with $26 billion in revenues Powerful global footprint Stronger global market positions with significant scale and leadership Jon Huntsman, in order to fully fund his humanitarian and philanthropic endeavors, has desired to sell his shareholding in Huntsman Corporation. Similarly, MatlinPatterson, as an investment fund, must at some point liquidate its investment in order to return capital to its investors. The Board of Directors of Huntsman Corporation has now concluded that it is in the best interests of all shareholders to accept the price and terms offered by the buyer.

Powerful Global Footprint Worldwide Manufacturing Locations Basell Basell JV Huntsman Huntsman JV Headquarters ¼ ¼ ¼ ¼ ¼ ¼ ¼ ¼ ¼ ¼ ¼ ¼ ¼ ¼ NY002XRM_1 NY002XRM_1 ¼ ¼

Basell Overview Corporate Overview Key Facts: Largest producer of polypropylene and advanced polyolefin products Leading supplier of polyethylene and catalysts Industry leader in licensing polypropylene and polyethylene processes, including providing technical services for its proprietary technologies. Annual sales: $13 billion 6,850 employees Manufacturing operations in 19 countries (including joint ventures) Global leader in the production of polypropylene 7th largest producer of polyethylene in the world (#1 in Europe) Corporate headquarters: Hoofddorp, The Netherlands Internet address: www.basell.com Core Businesses: Technology Business: Licensing polyolefin processes, developing, producing and selling polyolefin catalysts, technology services and new ventures Advanced Polyolefins Business: Manufacturing and selling polypropylene compounds and other speciality products Polyolefins Business: Manufacturing and selling polypropylene and polyethylene Basell is the global leader in polyolefins technology, production and marketing

Basell Overview Financial Overview Revenue and EBITDA ($ in mm) Quarterly Pro-Forma EBITDA ($ in mm) Summary Financials ($ in mm) 2006 Revenue: $14.1 bn 2006 EBITDA: $1.5 bn Reported EBITDA excluding Specials Specials ____________________ Source: Basell Management Presentation. $502 $287 $356 $379 $294 $67 $13 $0 $100 $200 $300 $400 $500 $600 Q1 2006 Q2 2006 Q3 2006 Q4 2006 Q1 2007 $294 $392 $423 $287 $502 Polyolefins Advanced Polyolefins Technology 21% 16% 63% Polyolefins Advanced Polyolefins Technology 3% 14% 83% Polyolefins Advanced Polyolefins Technology 3% 14% 83% Polyolefins Advanced Polyolefins Technology 21% 16% 63% $502 $287 $356 $379 $294 $67 $13 $0 $100 $200 $300 $400 $500 $600 Q1 2006 Q2 2006 Q3 2006 Q4 2006 Q1 2007 $294 $392 $423 $287 $502 LTM 2006 3/31/2007 Revenue $14,094 $14,428 Growth -- 2.4% EBITDA 1,316 1,524 Margin 9.3% 10.6% Capex 273 261 % of Sales 1.9% 1.8% Polyolefins Advanced Polyolefins Technology 3% 14% 83% Polyolefins Advanced Polyolefins Technology 21% 16% 63% $502 $287 $356 $379 $294 $67 $13 $0 $100 $200 $300 $400 $500 $600 Q1 2006 Q2 2006 Q3 2006 Q4 2006 Q1 2007 $294 $392 $423 $287 $502

Organization and Strategy Access and Basell have indicated their intention to operate Huntsman Corporation as a stand-alone business within Basell. We expect the structure of the four Huntsman divisions to remain in place. We will continue to execute on our existing strategy, plans and projects. No site closures are expected to result. The name of Huntsman Corporation and its existing senior management structure are expected to remain in place. The Huntsman headquarters will continue to be The Woodlands, with a significant presence in Salt Lake City for the foreseeable future. Huntsman Corporation will continue to be a global leader in differentiated chemistries and offer excellent opportunities for its associates.

What does it mean for me? Continued opportunities for exciting and rewarding careers given our transformation to a global market leader focused on its differentiated and pigments businesses. For at least one year following the closing, Basell has committed to provide compensation and employee benefits which, in the aggregate, are materially no less favorable than those made available to us immediately prior to the sale. Your service credit, as currently recognized by Huntsman, for determining your benefits eligibility, vesting, and benefit calculation will be honored as a part of this transaction. To the extent that Huntsman has an agreement with a labor union, Basell has agreed to recognize that union, assume the contract and adopt the terms of such agreement. For those considering retirement, assuming that you meet the respective plan eligibility requirements, you can retire any time before or after the closing.

Next Steps Continue to work safely. Reassure our customers, suppliers and others with whom you have a relationship on behalf of the company that they can expect the same integrity, quality of product, commitment to service and innovation that have defined our company. Continue to honor existing contracts with customers, suppliers and other third parties and expect them to do likewise. Continue to move forward on the plans and projects that have been approved for your division. Share your optimism with your fellow associates.

 In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Huntsman Corporation Investor Relations, 500 Huntsman Way, Salt Lake City, Utah 84108, telephone: (801) 584-5700 or on the company’s website at http://www.huntsman.com. The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth herein and in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2007. Stockholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.